                                                  Filed pursuant to rule 424B(2)
                                                       Registration No. 33-63311


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 6, 1995)

                                  $200,000,000

                           MCN INVESTMENT CORPORATION
                          MEDIUM-TERM NOTES, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

               ENTITLED TO THE BENEFITS OF A SUPPORT AGREEMENT BY

                                   [MCN LOGO]

      MCN Investment Corporation ("MCN Investment" or the "Company") may from time to time offer up to $200,000,000 aggregate initial offering price of its unsecured notes, designated as Medium-Term Notes, Series A (the "Offered Notes"), subject to reduction as a result of the sale of other Debt Securities as described in the accompanying Prospectus. Each Offered Note will mature on any day nine months or more from the date of issue. Each Offered Note may also be subject to redemption prior to its Stated Maturity at the option of the Company or pursuant to a sinking fund or repayment prior to its Stated Maturity at the option of the Holder, in each case as set forth in a pricing supplement to this Prospectus Supplement (a "Pricing Supplement"). The Offered Notes are entitled to the benefits of a Support Agreement between MCN Investment and its parent company, MCN Corporation ("MCN"), whereby MCN will provide funds to MCN Investment to pay principal, premium, if any, and interest on the Offered Notes in the event of default by MCN Investment.
                            ------------------------    (Continued on next page)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
       SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE ACCOMPANYING
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                     PRICE TO       AGENTS' DISCOUNTS AND           PROCEEDS TO
                                     PUBLIC(1)         COMMISSIONS(2)             COMPANY(2)(3)(4)
---------------------------------------------------------------------------------------------------------
Per Offered Note.................       100%            .125% - .750%            99.875% - 99.250%
---------------------------------------------------------------------------------------------------------
Total............................   $200,000,000    $250,000 - $1,500,000   $199,750,000 - $198,500,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, the price to the public will be 100% of the principal amount.
(2) The Company will pay to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated; Smith Barney Inc.; Donaldson, Lufkin & Jenrette Securities Corporation or First Chicago Capital Markets, Inc. (each, an "Agent" and collectively, the "Agents") a commission ranging from .125% to .750% of the principal amount of any Offered Note, depending upon its Stated Maturity, sold through such Agent. Commissions with respect to Offered Notes with Stated Maturities in excess of 30 years that are sold through an Agent will be agreed upon by the Company and the respective Agent at the time of sale. The Company may sell Offered Notes at a discount to each Agent for its own account or for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of the resale as determined by such Agents, or if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. In addition, the Agents may offer the Offered Notes purchased by them as principal to other dealers. Unless otherwise specified in an applicable Pricing Supplement, any Offered Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of an Offered Note of identical Stated Maturity.
(3) Before deducting estimated expenses of $375,000 payable by the Company.
(4) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
                            ------------------------

     The Offered Notes will be offered on a continuous basis by the Company through the Agents who have agreed to use reasonable efforts to solicit offers to purchase the Offered Notes. The Company may sell Offered Notes to investors on its own behalf. Unless otherwise specified in an applicable Pricing Supplement, the Offered Notes will not be listed on any securities exchange and there can be no assurance that the Offered Notes will be sold or that there will be any secondary market for any of the Offered Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or an Agent may reject any offer to purchase Offered Notes, whether or not solicited, in whole or in part. See "Plan of Distribution."
                            ------------------------

MERRILL LYNCH & CO.

              SMITH BARNEY INC.
                             DONALDSON, LUFKIN & JENRETTE
                                 SECURITIES CORPORATION
                                         FIRST CHICAGO CAPITAL MARKETS, INC.
                            ------------------------

          The date of this Prospectus Supplement is November 17, 1995.

(Continued from previous page)

     Each Offered Note will bear interest at a fixed rate (a "Fixed Rate Note") or at a floating rate (a "Floating Rate Note") determined by reference to the CD Rate, Commercial Paper Rate, LIBOR, Federal Funds Rate, Prime Rate or the Treasury Rate or any other Base Rate, as selected by the purchaser and agreed to by the Company, or selected by the Company and agreed to by the purchaser, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Offered Note. Unless otherwise indicated in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on each February 1 and August 1 and on the Maturity Date. Interest on each Floating Rate Note will accrue from its date of issue and will be payable in arrears monthly, quarterly, semiannually or annually, as specified in the applicable Pricing Supplement, and on the Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as set forth therein and specified in the applicable Pricing Supplement. The Offered Notes may also be issued with original issue discount, and such Offered Notes may or may not pay any interest. See "Description of the Offered Notes."

     The interest rate or interest rate formula, Issue Price, Stated Maturity, Interest Payment Dates, redemption provisions, provisions for the repayment by the Company of any Offered Note at the option of the Holder and certain other terms with respect to each Offered Note will be established at the time of issuance of such Offered Note and set forth in the applicable Pricing Supplement.

     Each Offered Note will be represented by one or more global Offered Note(s) (the "Global Notes") registered in the name of a nominee of The Depository Trust Company, as Depositary (such an Offered Note, so represented, being called a "Book-Entry Note") as set forth in the applicable Pricing Supplement. Beneficial interests in Global Notes representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable as a certificate issued in definitive form (a "Certificated Note") except under the circumstances described herein. See "Description of Offered Notes -- Book Entry Notes."

     IN CONNECTION WITH THE OFFERING OF OFFERED NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                USE OF PROCEEDS

     Proceeds from the sale of the Offered Notes, in respect of which this Prospectus Supplement is being delivered, will be used for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital, repayment of short-term borrowings.

                        DESCRIPTION OF THE OFFERED NOTES

     The following description of the particular terms of the Offered Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Offered Notes set forth under "Description of Debt Securities" and "Support Agreement" in the accompanying Prospectus, to which description reference is hereby made. Unless otherwise specified in an applicable Pricing Supplement, the following description of the Offered Notes shall apply.

GENERAL

     The Offered Notes will be issued as a series of debt securities under an Indenture, dated as of September 1, 1995 (the "Indenture"), between MCN Investment and NBD Bank, as trustee (the "Trustee"). The Offered Notes will be limited to $200,000,000 aggregate initial offering price, subject to reduction as a result of the sale of other Debt Securities as described in the accompanying Prospectus. The Offered Notes are entitled to the benefits of the Support Agreement between MCN Investment and MCN, whereby MCN will provide funds to MCN Investment to pay principal, premium, if any, and interest on the Offered Notes in the event of default by MCN Investment. See "Description of Debt Securities" and "Support Agreement" in the Prospectus. The Offered Notes will rank pari passu with all other unsecured debt of the Company.

     Each Offered Note will be issued as either a Book-Entry Note or a Certificated Note in fully registered form only, without coupons. Except as set forth below under "Book-Entry Notes", Book-Entry Notes will not be issuable in certificated form. The authorized denominations of each Offered Note will be $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement.

     Each Offered Note will mature on any day nine months or more from its date of issue, as selected by the purchaser and agreed to by the Company, or selected by the Company and agreed to by the purchaser. Each Offered Note may also be subject to redemption at the option of the Company, or pursuant to a sinking fund or to repayment by the Company at the option of the Holder prior to its Stated Maturity (as defined below). The Offered Notes may also be issued with original issue discount ("Original Issue Discount Notes") and such Offered Notes may or may not bear any interest.

     The Pricing Supplement relating to an Offered Note will describe the following terms: (i) whether such Offered Note is a Fixed Rate Note or a Floating Rate Note; (ii) the price, which may be expressed as a percentage of the aggregate principal amount thereof, at which such Offered Note will be issued (the "Issue Price"); (iii) the date on which such Offered Note will be issued (the "Original Issue Date"); (iv) the date on which such Offered Note will mature (the "Stated Maturity"); (v) if such Offered Note is a Fixed Rate Note, the rate per annum at which such Offered Note will bear interest, if any, and the Interest Payment Dates; (vi) if such Offered Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Offered Note; (vii) whether such Offered Note may be redeemed at the option of the Company prior to Stated

Maturity as described under "Redemption" below and, if so, the provisions relating to such redemption; (viii) any sinking fund or other mandatory redemption provisions applicable to such Offered Note; (ix) any provisions for the repayment by the Company of such Offered Note at the option of the Holder; and (x) any other terms of such Offered Note not inconsistent with the provisions of the Indenture under which such Offered Note will be issued.

     The term "Business Day" as used herein shall mean any day other than a Saturday or Sunday, which is (i) not a day on which banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to close and (ii) if such Offered Note is a LIBOR Note (as defined below), such day is also a London Business Day. "London Business Day" with respect to any Offered Note means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The Indenture does not contain any covenants or other provisions that specifically are intended to afford Holders of the Offered Notes special protection in the event of a highly leveraged transaction.

PAYMENT OF PRINCIPAL AND INTEREST

     Payments of interest on the Offered Notes (other than interest payable at Stated Maturity or earlier by declaration of acceleration, call for redemption, repayment or otherwise, the Stated Maturity or such prior date, as the case may be, is herein referred to as the "Maturity Date") will be made, except as provided below, by check mailed, or wire transfer, to the Holders of such Offered Notes (which, in the case of Global Notes representing Book-Entry Notes, will be a nominee of the Depositary, as hereinafter defined) as of the Regular Record Date (as defined below) with respect to each Interest Payment Date; provided, however, that if the Original Issue Date of an Offered Note is after a Regular Record Date and before the corresponding Interest Payment Date, interest for the period from and including the Original Issue Date for such Offered Note to but excluding such Interest Payment Date will be paid on the next succeeding Interest Payment Date to the Holder of such Offered Note on the related Regular Record Date.

     Unless otherwise specified in the applicable Pricing Supplement, the principal of the Offered Notes and any premium and interest thereon payable at the Maturity Date will be paid upon surrender thereof at the principal corporate trust office of NBD Bank, in Detroit, Michigan. Payment of interest due on the Maturity Date will be made to the person to whom payment of the principal and premium, if any, shall be made.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the accompanying Prospectus under "Description of Debt Securities -- Events of Default and Notice Thereof", the amount of principal due and payable with respect to such Offered Note shall be limited to the sum of the aggregate stated principal amount of such Offered Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration.

     The "Regular Record Date" with respect to any Interest Payment Date for a Floating Rate Note will be the date (whether or not a Business Day) fifteen calendar days next preceding such Interest Payment Date and for a Fixed Rate Note (unless otherwise specified in the applicable Pricing Supplement) will be the January 15 next preceding a February 1 Interest Payment Date or July 15 next preceding an August 1 Interest Payment Date, as the case may be.

FIXED RATE NOTES

     Each Fixed Rate Note (other than an Original Issue Discount Note) will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or duly made available for payment. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on each February 1 and August 1 (each such date, an "Interest Payment Date") and on the Maturity Date. Interest payments in respect of the Offered Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the Original Issue Date, if no interest has been paid with respect to the applicable Offered Note) to but excluding the related Interest Payment Date or the Maturity Date, as the case may be. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest from its Original Issue Date to the first Interest Reset Date for such Offered Note at the Initial Interest Rate set forth on the face thereof and in the applicable Pricing Supplement. Thereafter, the interest rate on such Offered Note for each Interest Reset Period will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Pricing Supplement as being applicable to such Offered Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Offered Note. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) the CD Rate (a "CD Rate Note"); (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"); (iii) LIBOR (a "LIBOR Note"); (iv) the Federal Funds Rate (a "Federal Funds Rate Note"); (v) the Prime Rate (a "Prime Rate Note"); (vi) the Treasury Rate (a "Treasury Rate Note"); or (vii) such other Base Rate or interest rate formula as is set forth in such Pricing Supplement and in such Offered Note. As used herein, the "Index Maturity" for any Offered Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated; "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System; and "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York or any successor publication.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate, if any, permitted by Michigan law, as the same may be modified by United States law of general application.

     The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate interest rates on the Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, NBD Bank will be the Calculation Agent. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding upon the Holders of the Floating Rate Notes.

     The applicable Pricing Supplement will specify whether the interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (such period being an "Interest Reset Period"), and the date or dates on which such rate of interest will be reset (each, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the related Calculation Date (as defined below). The "Interest Determination Date" with respect to the CD Rate, Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date. With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on the applicable Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following such auction.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes will be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid or duly made available for payment, as the case may be, to but excluding the next succeeding Interest Payment Date or the Maturity Date, as the case may be.

     With respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of such Offered Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, LIBOR Notes, Federal Funds Rate Notes or Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent with 1/2 cent being rounded upwards.

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly, or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the one month of each year specified in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and, in each case, on the Maturity Date. If any Interest Payment Date for any Floating Rate Note (other than the Maturity
Date) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Offered Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

CD RATE NOTES

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in such Offered Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published by either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

COMMERCIAL PAPER RATE NOTES

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in such Offered Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the "Commercial Paper Rate" will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, at approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bonds are rated "AA", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid are not quoting offered rates described in this sentence, the "Commercial Paper Rate" will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                       Money Market Yield =       D X 360       X 100
                                              ----------------
                                               360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR NOTES

     Each LIBOR Note will bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in such Offered Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides for only a single rate, in which case such single rate shall be used) for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business

     Day immediately following such LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). Unless otherwise indicated in the applicable Pricing Supplement, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date to which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks (which may include the Agents) in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the specified Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

FEDERAL FUNDS RATE NOTES

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in such Offered Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date") the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not published in either H.15(519) of Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

PRIME RATE NOTES

     Each Prime Rate Note will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in such Offered Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determinate Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

TREASURY RATE NOTES

     Each Treasury Rate Note will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in such Offered Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, in the event that such rate is not published by 3:00 p.m., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the "Treasury Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate

Interest Determination Date, of three leading primary United States government securities dealers (which may include any of the Agents or their affiliates) selected by such Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in this sentence, then the "Treasury Rate" determined as of such Treasury Rate Interest Determinate Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

REDEMPTION

     Unless otherwise specified in the applicable Pricing Supplement, the Offered Notes will not be subject to any sinking fund. The Offered Notes will be redeemable at the option of the Company prior to Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement. If so specified, the Offered Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined below) on notice given not more than 45 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", with respect to an Offered Note, means an amount equal to the sum of (i) the Initial Redemption Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of the portion to be redeemed plus (ii) accrued interest to the date of redemption. The Initial Redemption Percentage, if any, applicable to an Offered Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed.

REPAYMENT

     If so specified in the applicable Pricing Supplement, the Offered Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is specified with respect to an Offered Note, such Offered Note will not be repayable at the option of the Holder thereof prior to Stated Maturity. Any repayment in part will be in increments of $1,000 or the minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination). Unless otherwise specified in the applicable Pricing Supplement, the repayment price for any Offered Note to be repaid means an amount equal to the sum of (i) 100% of the unpaid principal amount thereof or the portion thereof plus (ii) accrued interest to the date of repayment. For any Offered Note to be repaid, such Offered Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

     While the Book-Entry Notes are represented by the Global Notes held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable Participant that has an account with the Depositary, on behalf of the beneficial owners of the Global Note or Notes representing such Book-Entry Notes, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from Participants on behalf of beneficial owners of the Global Note or Notes representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Note or Notes representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Note or Notes representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, beneficial owners of the Global Note or Notes representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such beneficial owner's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry Notes."

     The Company may at any time purchase Offered Notes at any price in the open market or otherwise. Offered Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

     Except under the circumstances described below, the Offered Notes will be issued in whole or in part in the form of one or more Global Notes that will be deposited with, or on behalf of, the Depository Trust Company, New York, New York ("DTC"), or such other depositary as may be subsequently designated (the "Depositary"), and registered in the name of the Depositary.

     Upon issuance, all Fixed Rate Book-Entry Notes having the same Original Issue Date, interest rate, redemption provisions, provisions for repayment or purchase by the Company at the option of the Holder and Stated Maturity will be represented by one or more Global Notes, and all Floating Rate Book-Entry Notes having the same Original Issue Date, Initial Interest Rate, Base Rate, Interest Reset Period, Interest Reset Dates, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier, if any, redemption provisions, provisions for repayment or purchase by the Company at the option of the Holder, Minimum Interest Rate, if any, Maximum Interest Rate, if any, and Stated Maturity will be represented by one or more Global Notes. Except as set forth below, Book-Entry Notes represented by a Global Note will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

     So long as the Depositary, or its nominee, is the registered owner of a Global Note, such Depositary or such nominee, as the case may be, will be considered the sole holder of the individual Book-Entry Notes represented by such Global Note for all purposes under the Indenture. Payments of principal of and premium, if any, and any interest on individual Book-Entry Notes represented by a Global Note will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Note. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have any of the individual Book-Entry Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Book-Entry Notes and will not be considered the Holders thereof under the Indenture, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

     The following is based on information furnished by DTC:

          DTC will act as securities depository for the Global Securities representing the Offered Notes. The Offered Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). The Offered Notes will be issued as one or more fully-registered Global Securities certificate(s) in the aggregate principal amount of such issue, and will be deposited with DTC.

          DTC is a limited-purpose trust company under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

          Purchases of Offered Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Notes on DTC's records. The ownership interest of each actual purchaser of each Offered Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of beneficial ownership interest in the Offered Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their beneficial ownership interest in the Offered Notes, except in the event that use of the book-entry system for the Offered Notes is discontinued.

          To facilitate subsequent transfers, all the Offered Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Offered Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the Offered Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. will consent or vote with respect to the Offered Notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Company as soon as possible after the record date. The "Omnibus Proxy" assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Offered Notes are credited on the record date (identified in a listing attached to the "Omnibus Proxy").

          Principal and interest payments on the Offered Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date(s) in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

          A Beneficial Owner shall give notice to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the

     Direct Participant to transfer the Participant's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Note or Notes representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

          The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

          The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Certificated Notes will be printed and delivered.

     The information provided under this caption concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     NONE OF THE COMPANY, THE INDENTURE TRUSTEE OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF SUCH OFFERED NOTES WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL NOTE OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTEREST.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes certain United States federal income tax consequences of the ownership of Offered Notes as of the date hereof. Except where noted, it deals only with Offered Notes held as capital assets by initial purchasers and does not deal with special situations, such as those of dealers in securities, financial institutions, individual retirement or other tax-deferred accounts, tax-exempt organizations, insurance companies, persons who hold Offered Notes as a hedge against currency risk, persons who hold Offered Notes as part of a straddle with other investments or who have otherwise hedged the risk of ownership of the Offered Notes, or United States Holders (as defined below) whose "functional currency" is not the U.S. dollar. Persons considering the purchase, ownership or disposition of Offered Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, Furthermore, the discussion below is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

UNITED STATES HOLDERS

     As used herein, a "United States Holder" of an Offered Note means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate or trust the income of which is subject to United States federal income taxation regardless of its source or any other person whose income or gain in respect of an Offered Note is effectively connected with the conduct of a United States trade or business. A "Non-United States Holder" is a holder that is not a United States Holder.

     PAYMENTS OF INTEREST. Except as set forth below, interest on an Offered Note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of accounting for federal income tax purposes.

     ORIGINAL ISSUE DISCOUNT. An Offered Note will be treated as having been issued with "original issue discount" ("OID") if the excess of its "stated redemption price at maturity" over its "issue price" (for these purposes the first price at which a substantial amount of the Offered Notes is sold to the public) equals or exceeds a de minimis amount (0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). (Offered Notes issued with OID shall be referred to as "OID Notes.") For this purpose, "stated redemption price at maturity" means the sum of all payments under the Offered Notes other than "qualified stated interest" payments. In general, "qualified stated interest" includes stated interest that is unconditionally payable at least annually at a single fixed rate or at a single qualified floating rate or objective rate on a "variable rate debt instrument." In general, an Offered Note will be a "variable rate debt instrument" if (i) the issue price of an Offered Note does not exceed its principal amount by more than the lesser of (a) 15 percent of the principal amount or (b) .015 multiplied by the product of the principal amount and the number of complete years to maturity and (ii) the interest rate on the instrument is comprised of one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. (Qualified stated interest also includes interest calculated at certain other variable rates on variable rate debt instruments.)

     Unless the Offered Notes are issued with stated interest that is entirely qualified stated interest, all payments or portions of payments that do not constitute qualified stated interest would constitute a portion of the stated redemption price at maturity of the Offered Notes. Any such Offered Notes may therefore possess OID subject to the consequences described herein, even if the issue price of the Offered Notes equals (or exceeds) the principal amount of such Notes.

     United States Holders are required to include OID in income in advance of the receipt of some or all of the related cash payments. For OID Notes having a term in excess of one year, OID will be included in income currently as interest as it accrues over the life of the Offered Note under a formula based upon the compounding of interest at a rate that provides for a constant yield to maturity. Under this formula, United States Holders must include in income increasingly greater amounts of OID in each successive accrual period.

     The Company is required to report the amount of OID accrued on Offered Notes held of record by persons other than corporations and other exempt holders; however, the amount reported by the Company may not equal the amount of OID required to be included in income by a holder that is not an initial purchaser of the Offered Notes or who does not purchase the Offered Notes at their issue price.

     In the event that the Company determines to issue Offered Notes that are OID Notes (including certain Offered Notes not denominated in U.S. dollars or providing for contingent payments), and the federal income tax consequences of such features would be material to United States Holders, notice thereof and additional information will be provided in the appropriate supplement hereto.

     SHORT-TERM NOTES. In the case of Offered Notes with a maturity of one year or less ("Short-Term Notes"), all payments (including all stated interest however calculated) will be included in the stated redemption price at maturity, thus, United States Holders will be taxable on OID in lieu of stated interest. Accrual method United Stated Holders and certain other United States Holders, including banks and dealers in securities, are required to include OID on a Short-Term Note in income as it accrues either on a straight line basis or, if the holder so elects, under the constant yield method. In general, individuals and other cash method United States Holder's are not required to include OID in income as it accrues unless they elect to do so. In the case of an individual or cash method holder who does not elect to include OID on a Short-Term Note in income as it accrues, however, any gain realized on the disposition of a Short-Term Note will be treated as ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, on a constant yield basis). Furthermore, such a non-electing holder will be required to defer deductions for a portion of the holder's interest expenses with respect to any indebtedness incurred or maintained to purchase or carry such Short-Term Notes, in an amount not exceeding the deferred interest income, until the deferred interest income is realized. In the case of a holder who includes OID on a Short-Term Note in income as it accrues, the amount so included be added to the holder's tax basis in the Short-Term Note.

     Accrual method United States Holders (including holders that are not initial purchasers) may elect to include all interest that accrues on an Offered Note by using the constant yield method. For this purpose, "interest" includes both OID (including OID on Short-Term Notes and de minimis OID) and stated interest (as such may be adjusted by amortization of premium and acquisition premium, see "Amortization of Premium" below). If the holder so elects with respect to an Offered Note that has been purchased at a premium (as opposed to merely an acquisition premium), this election is also treated as an election under the amortizable bond premium provisions, described below, and the electing holder will be required to amortize bond premium currently for all his other debt instruments with amortizable bond premium. This election is to be made in the taxable year in which the holder acquired the Offered Note and may not be revoked without the consent of the Internal Revenue Service ("IRS").

     AMORTIZATION OF PREMIUM. An offered Note may be considered to have been issued at a "premium" to the extent that the United States Holder's tax basis in the Offered Note immediately after purchase exceeds its principal amount. A holder generally may elect to amortize the premium over the remaining term of the Offered Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the holder's interest income from the Offered Note. Premium on an Offered Note held by a holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Offered Note.

     An Offered Note purchased for an amount that exceeds its issue price but not the principal amount of the Offered Note will be issued with "acquisition premium." In that event, the amount of OID otherwise includable on the Offered Note would be reduced over the term of the Offered Note through amortization of the acquisition premium. Alternatively, a United States Holder may elect to compute OID accruals by using his purchase price, rather than the issue price, together with the constant yield method for accruing the discount. Such an election may not be revoked unless approved by the IRS.

     SALES, EXCHANGE AND RETIREMENT OF OFFERED NOTES. Upon the sale, exchange or retirement of an Offered Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the adjusted tax basis of the Offered Note. A United States Holder's tax basis in an Offered Note will, in general, equal the United States Holder's cost for the Offered Note, increased by OID included in income and reduced by any amortized premium and any cash payments on the Offered Note other than qualified stated interest payments. Except with respect to certain Short-Term Notes, as described in "Short-Term Notes" above, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Offered Note had been held for more than one year at the time of disposition. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. A United States Holder's ability to offset capital losses against ordinary income is limited.

     NON-UNITED STATES HOLDERS

     Non-United States Holders will not be subject to United States federal income taxes, including withholding taxes, on the interest income (including any OID) on, or gain from the sale or disposition of any Offered Note provided that:
(i) the interest income or gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States;
(ii) the Non-United States Holder is not a controlled foreign corporation related to the Company through stock ownership; (iii) with respect to any gain, the Non-United States Holder, if an individual, is not present in the United States for 183 days or more during the taxable year and (iv) the Non-United States Holder provides the correct certification of his status (which may generally be satisfied by providing an Internal Revenue Service Form W-8 certifying that the beneficial owner is not a United States Holder and providing the name and address of the beneficial owner).

     An individual holder of an Offered Note who is not a citizen or resident of the United States at the time of the holder's death will not be subject to United States federal estate tax as a result of the holder's death, as long as any interest received on the Offered Note, if received by the holder at the time of the holder's death, would not be effectively connected with the conduct of a trade or business by such individual in the United States.

BACKUP WITHHOLDING

     In general, if a non-corporate holder fails to furnish a correct taxpayer identification number or certification of foreign or other exempt status, fails to report dividend and interest income in full, or fails to certify that such holder has provided a correct taxpayer identification number and is not subject to backup withholding, a 31 percent federal backup withholding tax may be withheld on amounts paid to the holder. An individual's taxpayer identification number is his or her social security number. The backup withholding tax is not an additional tax and may be credited against a holder's regular federal income tax liability or refunded by the Internal Revenue Service where applicable.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     The Offered Notes are being offered on a continuous basis by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated; Smith Barney Inc.; Donaldson, Lufkin & Jenrette Securities Corporation and First Chicago Capital Markets, Inc. (the "Agents"), each of whom has agreed to use its reasonable efforts to solicit purchases of the Offered Notes. The Company will pay each Agent a commission ranging from .125% to .750% of the principal amount of each Offered Note sold through such Agent, depending upon the Stated Maturity of the Offered Note. Commissions with respect to Offered Notes with stated maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of sale. The Company may sell the Offered Notes to any of the Agents, as principal, at a discount for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent, or, if so agreed, at a fixed public offering price. In addition, the Agents may offer the Offered Notes they have purchased as principal to other dealers. The Agents may sell Offered Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Offered Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to any agency sale of an Offered Note of identical maturity, and may be resold by the Agent to investors and other purchasers, as described above. After the initial public offering of Offered Notes, the public offering price (in the case of Offered Notes to be resold at a fixed public offering price), concession and discount may be changed.

     The Company has reserved the right to appoint additional agents to solicit offers to purchase the Offered Notes. The Company may also sell the Offered Notes directly to investors on its behalf. In the case of sales made directly by the Company no commission will be payable. The Company has agreed to reimburse the Agents for certain expenses.

     The Company will have the sole right to accept offers to purchase Offered Notes and may, in its absolute discretion, reject any proposed purchase of Offered Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Offered Notes received by it in whole or in part.

     No Offered Note will have an established trading market when issued. The Offered Notes will not be listed on any securities exchange. The Agents may make a market in the Offered Notes, but the Agents are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Offered Notes, or that the Offered Notes will be sold.

     Each Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents may be required to make in respect thereof.

PROSPECTUS

                                  $200,000,000

                           MCN INVESTMENT CORPORATION

                                DEBT SECURITIES

               ENTITLED TO THE BENEFITS OF A SUPPORT AGREEMENT BY

                                   [MCN LOGO]
                            ------------------------

     MCN Investment Corporation, a Michigan Corporation ("MCN Investment" or the "Company"), may offer, from time to time, its unsecured notes, debentures, or other unsecured evidence of indebtedness (the "Debt Securities"), in one or more series, in an aggregate principal amount of up to $200,000,000. Debt Securities may be issued in registered form without coupons or in the form of one or more global securities (each a "Global Security"). The Debt Securities are entitled to the benefits of the Support Agreement between MCN Investment and its parent company, MCN Corporation ("MCN"), whereby MCN will provide funds to MCN Investment to pay principal, premium, if any, and interest on the Debt Securities in the event of default by MCN Investment. See "Description of Debt Securities" and "Support Agreement."

     When a particular series of Debt Securities is offered, a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption, any terms for repayment at the option of the holder, any terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts to be purchased by or sold through, underwriters, agents or dealers and the compensation of such underwriters, agents or dealers, any listing of the Debt Securities on a securities exchange and other terms in connection with the offering and sale of such Debt Securities.

     MCN Investment may sell the Debt Securities to or through dealers or underwriters, directly to other purchasers or through agents. See "Plan of Distribution." Underwriters may include Merrill Lynch & Co. (Merrill Lynch, Pierce, Fenner & Smith Incorporated) or such other underwriter or underwriters as may be designated by MCN Investment, or an underwriting syndicate represented by one or more of such firms. Such firms may also act as agents. The Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the proceeds to MCN Investment from such sales.

     The Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement applicable to the Debt Securities being sold.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is November 6, 1995.

                             AVAILABLE INFORMATION

     MCN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning MCN can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., on which MCN's common stock is traded, at 20 Broad Street, New York, New York 10005.

     MCN Investment and MCN have filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to MCN Investment, MCN and the Debt Securities. Material provisions of the documents filed as exhibits to the Registration Statement or otherwise filed with the SEC or incorporated by reference are contained herein. Reference is made to the copy of such document so filed for a more complete description of the matter involved.

     MCN Investment will not file, as a separate registrant, the periodic reports required by Sections 13 and 15(d) of the 1934 Act because management has determined that separate financial statements of MCN Investment are not material to holders of the Debt Securities. MCN Investment does not intend to issue any periodic or other reports to holders of the Debt Securities. MCN's consolidating financial statements, concerning MCN Investment, Michigan Consolidated Gas Company ("MichCon"), and MCN and other subsidiaries, will be included in the footnotes to MCN's consolidated financial statements for as long as the Debt Securities remain outstanding and are subject to the Support Agreement. The consolidating financial statements that are included herein begin on page F-1.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by MCN (File No. 1-10070) with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

     1. Annual Report on Form 10-K, for the year ended December 31, 1994.

     2. Current Reports on Form 8-K, dated March 14, 1995.

     3. Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1995 and June 30, 1995.

     All documents filed by MCN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus, or in any Prospectus Supplement, to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     MCN undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Investor Relations, MCN Corporation, 500 Griswold Street, Detroit, Michigan 48226; telephone 1-800-548-4655.

                                MCN CORPORATION

     MCN Corporation is a diversified natural gas holding company. Its principal operating subsidiaries are MichCon, a natural gas distribution and intrastate transmission company, and MCN Investment. MCN Investment owns subsidiaries involved in gas marketing and cogeneration, exploration and production, gas gathering and processing, gas storage and a computer operations management firm.

     MCN's major business segments are Gas Distribution and, within MCN Investment's Diversified Services group, Gas Services and Computer Operations Services. See "MCN Investment Corporation" below for a description of Diversified Services' businesses.

     Gas Distribution operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States. For the twelve months ended June 30, 1995, operating revenues in the Gas Distribution segment exceeded $1.0 billion. In addition, at June 30, 1995, the segment had total assets of approximately $1.5 billion. Gas Distribution serves
1.1 million customers in more than 500 communities throughout Michigan with gas sales and transportation markets of about 650 billion cubic feet (Bcf). Gas Distribution continues to increase its markets, reaching customers in new communities, offering new services to current customers and expanding its intrastate gas transportation network.

     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                           MCN INVESTMENT CORPORATION

     MCN Investment, a wholly-owned subsidiary of MCN, is a subsidiary holding company for MCN's Diversified Services group. Operating under the two major business segments described below, MCN Investment had total consolidated assets of $698 million at June 30, 1995 and a $148 million share in the assets of various joint ventures. The Company's investments in joint ventures totaled $39 million at June 30, 1995.

     Gas Services is an integrated energy group with investments in cogeneration, exploration and production, gas gathering and processing, and gas storage fields. It also markets natural gas to large-volume users and utilities. For the twelve months ended June 30, 1995, operating revenues for the segment exceeded $350 million and, at June 30, 1995, assets totalled approximately $630 million. For 1995, MCN Investment anticipates investing approximately $400 million in various projects, of which $250 million will be in exploration and production, $40 million to develop the 123 megawatt Michigan Power cogeneration project in Ludington, Michigan and the remainder primarily in gas gathering and processing projects. Approximately $90 million of capital expenditures have been incurred on exploration and production projects during the six months ended June 30, 1995.

     At December 31, 1994, MCN Investment owned 422 Bcf of proved reserves, 363 Bcf of potential reserves and 1.3 million barrels (equivalent to 8 Bcf) of proved and potential oil reserves. Producing oil and gas wells totaled approximately 1,500 at June 30, 1995.

     To manage MCN Investment's exposure to the risk of fluctuating spot market prices on profit margins, a comprehensive hedging program is in place. This program utilizes natural gas futures, options and swap agreements to hedge exposure to the risk of market price fluctuations on gas sales and purchase contracts, gas production, gas inventories and certain anticipated transactions. At the end of 1994, anticipated gas production for the next ten years was largely hedged. MCN Investment's objective is to manage its risk exposure from changes in natural gas prices to increase the likelihood of achieving targeted rates of return on investments. Although this strategy reduces market price risk, it also limits potential gains from favorable changes in commodity prices. Expanding opportunities throughout North America should enable Gas Services to continue to grow its 180 Bcf markets and asset-based investments.

     Computer Operations Services has data centers in three states and is one of the top ten computer operations management businesses in the United States. The Genix Group provides computer operations management, data processing and related services to more than 100 corporate clients, including many Fortune 500 companies. New value-added services, aggressive pursuit of new customers and a focus on customized business solutions should enable The Genix Group to grow its $100 million revenue base.

     The mailing address of MCN Investment's principal executive office is 150
W. Jefferson Ave., Suite 1800, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

                                                  TWELVE MONTHS
                                                      ENDED               YEAR ENDED DECEMBER 31,
                                                    JUNE 30,       --------------------------------------
                                                      1995         1994    1993    1992    1991      1990
                                                  -------------    ----    ----    ----    ----      ----
MCN Investment(1)..............................        1.46        1.52    1.74    2.45    0.95(2)   1.49
MCN(1).........................................        2.13        2.64    3.04    2.74    2.08      2.06

-------------------------
(1) The Ratios of Earnings to Fixed Charges are based on continuing operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50% owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less, in the case of MCN, the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon and MCN Michigan Limited Partnership), increased to reflect the pre-tax earnings requirement for MichCon.

(2) Earnings for the year ended December 31, 1991 were not adequate to cover fixed charges. The amount of the coverage deficiency was $388,000.

                                USE OF PROCEEDS

     MCN Investment intends to add the net proceeds from the sale of the Debt Securities to its general funds, to be used for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of short-term borrowings.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series. Debt Securities will be issued under an Indenture, dated as of September 1, 1995 (the "Indenture"), between the Company and NBD Bank ("NBD"), as trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement.

     The following summary contains material provisions of the Debt Securities and the Indenture. For a complete description of all the provisions of the Indenture, including the definitions therein of certain terms, reference is made to the Indenture filed as an exhibit to the Registration Statement. Certain capitalized terms herein are defined in the Indenture.

GENERAL

     The Debt Securities will be unsecured obligations of the Company.

     The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder, from time to time, in one or more series. The Indenture does not contain any debt covenants or provisions which would afford bondholders protection in the event of a highly leveraged transaction.

     Reference is made to the Prospectus Supplement relating to the Debt Securities being offered (the "Offered Debt Securities") for, among other things, the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; and (8) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the provisions of the Indenture). For a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed, or wire transfer, to the address of the person entitled thereto as it appears in the Security Register.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     For purposes of the description of the Debt Securities, certain defined terms have the following meanings:

     "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such

Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     "Project Finance Indebtedness" means Indebtedness of a Subsidiary (other than a Utility and other than the Company) secured by a Lien on any property, acquired, constructed or improved by such Subsidiary after the date of the Indenture which Lien is created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement, or on any property existing at the time of acquisition thereof; provided that such a Lien shall not apply to any property theretofore owned by any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located; and provided further that such Indebtedness, by its terms, shall limit the recourse of any holder of such Indebtedness (or trustee on such holder's behalf) in the event of any default in such Indebtedness to the assets subject to such Liens and the capital stock of the Subsidiary issuing such Indebtedness. Notwithstanding the foregoing, Project Finance Indebtedness shall include all Indebtedness that would constitute Project Finance Indebtedness but for the fact that such Indebtedness was issued prior to the date of this Indenture and taking into account the fact that the property subject to the Lien may have been acquired prior to the date of this Indenture.

     The Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

THE TRUSTEE

     NBD is the Trustee under the Indenture. NBD is also the Trustee under MCN's Senior and Subordinated Indentures. NBD has extended lines of credit to various subsidiaries of MCN. MCN and various of its subsidiaries maintain bank accounts and have other customary banking relationships with NBD in the ordinary course of business. In addition, various MCN subsidiaries, including MCN Investment borrow money from NBD. Mr. Thomas H. Jeffs II, President and Chief Operating Officer of NBD, serves as a Director of MCN. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD.

RESTRICTIONS

     The Indenture provides that neither the Company nor MCN shall consolidate with, merge with or into any other corporation (whether or not the Company or MCN, as the case may be, shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company or MCN, as the case may be, shall be the continuing Person or the Person (if other than the Company or MCN) formed by such consolidation or with which or into which the Company or MCN is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company or MCN are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, in the case of the Company, by an indenture supplemental to the Indenture, all the obligations of the Company under the Debt Securities and the Indenture, executed and delivered to the

Trustee in form satisfactory to the Trustee; and in the case of MCN, the performance of every covenant of the Indenture on the part of MCN, as applicable, and all the obligations under the Support Agreement to be performed or observed; (2) immediately before and after giving effect to such transaction or series of transactions, no Event of Default, and no Default, with respect to the Debt Securities shall have occurred and be continuing; and (3) the Company or MCN, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Indenture. Each of the Company and MCN covenants and agrees in the Indenture that if, upon its consolidation with or merger into any other corporation, or upon any consolidation or merger of any other corporation with or into it, or upon any sale or conveyance of all or substantially all of its property and assets to any other corporation, any of its property or any property of any Subsidiary or any Indebtedness issued by any Subsidiary owned by it or by any other Subsidiary immediately prior thereto would thereupon become subject to any mortgage, security interest, pledge, lien or other encumbrance not permitted by the Indenture, prior to or concurrently with such consolidation, merger, sale or conveyance, it will effectively secure the Securities then Outstanding issued under the Indenture (equally and ratably with (or prior to) any other Indebtedness of or guaranteed by it or such Subsidiary then entitled thereto) by a direct lien, on such of its property or such property of a Subsidiary or such other Indebtedness issued by a Subsidiary, prior to all liens other than any theretofore existing thereon.

     The Indenture also provides that neither the Company nor MCN will, nor will MCN permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company, MCN or any of their Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company, MCN or their Subsidiaries, as the case may be; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure Project Finance Indebtedness for such Subsidiary; (vi) Liens arising in connection with first mortgage bonds issued by any Significant Subsidiary pursuant to any first mortgage indenture in effect as of the date of the Indenture, as such indenture may be supplemented from time to time; (vii) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's or MCN's business practices, as the case may be) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (viii) Liens existing on the date Debt Securities are first issued; and (ix) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company or MCN, as the case may be (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's or MCN's business, as the case may be.

     The Indenture provides that neither the Company nor MCN will, nor will they permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company, MCN or a Subsidiary), or to which such lender or investor (other than the Company, MCN or a Subsidiary) is a party, providing for the leasing by the Company, MCN or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company, MCN or such Subsidiary, as the case may be, for more than six months and which has been or is to be sold or transferred by the Company, MCN or such Subsidiary, as the case may be, to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company, MCN or such Subsidiary, as the case may be, could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Debt Securities or (b) the Company or MCN, as the case may be, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such arrangement or (ii) the fair market value of the real property so leased to the retirement of Debt Securities and other obligations of the Company or MCN, as the case may be, ranking on a parity with the Debt Securities. Debt Securities rank pari passu with other unsecured indebtedness.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are Events of Default under the Indenture with respect to Debt Securities of any series: (1) failure to pay interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay the principal of (or premium, if any, on) any Debt Security of that series when due and payable at Maturity, upon redemption or otherwise; (3) failure to observe or perform any other covenant, warranty or agreement of the Company or MCN contained in the Debt Securities of that series, the Indenture or the Support Agreement (other than a covenant, agreement or warranty included in the Indenture solely for the benefit of Debt Securities other than that series), continued for a period of 60 days after notice has been given to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company, MCN or a Subsidiary (but excluding Project Finance Indebtedness and certain other gas and oil reserve-based financing with limited recourse to MCN as described below) having an aggregate principal amount of more than 1% of the consolidated total assets of MCN (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company, MCN or a Significant Subsidiary; and (6) any other Event of Default with respect to Debt Securities of that series specified in the Prospectus Supplement relating thereto or Supplemental Indenture under which such series of Debt Securities is issued. As noted in (4) above, it will not be an Event of Default under the Indenture if a default occurs in certain gas and oil reserve-based financing of Supply Development Group, Inc. (a Subsidiary of the Company) or its Subsidiaries if the obligations of MCN and its Subsidiaries with respect to such Indebtedness (other than Supply Development Group, Inc. and its Subsidiaries) are limited to (i) payments with respect to Section 29 tax credits, (ii) payments with respect to certain material contracts of the borrower (generally limited to gas and oil supply contracts and gas and oil hedging contracts) and (iii) certain environmental obligations of the borrowers. As of September 30, 1995, $100,000,000 of such gas and oil reserve-based Indebtedness was outstanding. From time to time, MCN or its Subsidiaries may establish additional similar reserve-based credit facilities with respect to which a default would not result in an Event of Default under the Indenture.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Debt Securities of any series, give the Holders of Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities of that series.

     If an Event of Default with respect to Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Outstanding Debt Securities of that series shall become immediately due and payable.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Debt Security of that series.

     The Indenture provides that the Company shall periodically file statements with the Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF INDENTURE; WAIVER

     The Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Debt Securities of any series. In addition, under the Indenture, certain rights and obligations of the Company and the rights of Holders of the Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; but no extension of the maturity of any Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Debt Security of any series affected thereby without the Holder's consent. The Indenture does not limit the aggregate amount of Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past Event of Default or Default under the Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Debt Securities of that series, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Indenture.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

                               SUPPORT AGREEMENT

     The Support Agreement between the Company and MCN provides that, during the term thereof, (i) MCN will own all of the voting stock of the Company, (ii) MCN will cause the Company to have at all times a positive net worth (net assets, less intangible assets, if any), as determined in accordance with generally accepted accounting principles and (iii) if the Company is unable to make timely payment of principal of, or any premium or interest on, any Debt (as defined below) issued by the Company, MCN will, at the request of the Company or any Lender (as defined below), provide funds to the Company to make such payments. The Support Agreement also provides that any Lender to the Company shall have the right to demand that the Company enforce its rights against MCN under the Support Agreement as described in the previous sentence, and in the event that the Company fails to require MCN to perform such obligations or the Company defaults in the timely payment of principal of, or any premium or interest on, any Debt owed to a Lender, such Lender may proceed directly against MCN to enforce the Company's rights against MCN under the Support Agreement or to obtain payment of such defaulted principal, premium or interest owed to such Lender.

     The Support Agreement provides that in no event may any Lender, on default of the Company or MCN or upon failure by the Company or MCN to comply with the Support Agreement, have recourse to or against the stock or assets of MichCon, or any interest of the Company or MCN therein. Notwithstanding this limitation, the Support Agreement provides that funds available to MCN to satisfy any obligations under the Support Agreement will include cash dividends paid by MichCon to MCN. In addition to the cash dividends paid to MCN by any of its subsidiaries, the assets of MCN other than the stock and assets of MichCon are available as recourse to holders of the Company's Debt. The carrying value of such assets reflected in MCN's balance sheet on an unconsolidated basis, at June 30, 1995 is approximately $300 million. The term "Debt" is defined in the Support Agreement as debt securities or other obligations, and includes the Debt Securities. The term "Lender" is defined in the Support Agreement as any person, firm, corporation or other entity to which the Company is indebted for money borrowed or to which the Company otherwise owes any Debt or which is acting as trustee or authorized representative on behalf of such person, firm, corporation or other entity. The Indenture provides that each Holder of a Debt Security, as well as the Trustee, shall be considered a "Lender" for purposes of the Support Agreement.

     Funds to repay the Debt Securities at maturity pursuant to the Support Agreement would come from earnings in the form of dividends paid to MCN by MichCon and MCN's other subsidiaries, the earnings of other businesses of MCN and its subsidiaries, or the proceeds of financing transactions.

     The Support Agreement provides that MCN will not take any action (or refrain from taking any action) to the extent that such action or inaction would cause a default in the performance or breach of any term or provision of the Indenture, or any Debt outstanding under the Indenture, and MCN will comply with all covenants and provisions of the Indenture applicable to it as if it were a party to the Indenture.

     The Support Agreement may be amended or terminated at any time by agreement of MCN and the Company, provided that (i) no amendment regarding the terms described above may be made unless all Lenders consent in advance and in writing to such amendment, (ii) no amendment regarding any other term of the Support Agreement may be made in a manner that adversely affects the rights of Lenders unless all affected Lenders consent in advance and in writing to such amendment and (iii) no termination shall be effective until such time as all Debt (including the Debt Securities) shall have been paid in full.

                             VALIDITY OF SECURITIES

     The validity of the Debt Securities and obligations under the Support Agreement of MCN will be passed upon by Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN Corporation, and for any agents or underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owns 18,594 shares of MCN Common Stock as of August 31, 1995. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to MCN and the Company.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from MCN's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by DELOITTE & TOUCHE LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph relating to MCN's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting For Postretirement Benefits Other Than Pensions"), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     MCN's Annual Report on Form 10-K for the year ended December 31, 1994, includes various oil and gas reserve information summarized from reports prepared by the independent petroleum consultants Ryder Scott Company and Miller and Lents, Ltd. This reserve information and related schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of said firms as experts in oil and gas reserve estimation.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. A Prospectus Supplement with respect to the Offered Debt Securities will set forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Debt Securities and the proceeds to MCN Investment from such sale; any underwriting discounts and commissions and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Debt Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in the Prospectus Supplement or a related pricing supplement, if applicable, will be deemed to be underwriters, dealers or agents in connection with the Debt Securities offered thereby, and if any of the firms expressly referred to below is not named in such Prospectus Supplement or a related pricing supplement, then such firm will not be a party to the underwriting or distribution agreement in respect of such Debt Securities, will not be purchasing any such Debt Securities from the Company and will have no direct or indirect participation in the underwriting or other distribution of such Debt Securities, although it may participate in the distribution of such Debt Securities under circumstances entitling it to a dealer's commission.

     If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the

Offered Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities if any are purchased.

     If dealers are utilized in the sale of Offered Debt Securities, MCN Investment will sell such Offered Debt Securities to the dealers as principals. The dealers may then resell such Offered Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be sold from time to time either directly by MCN Investment or through agents designated by MCN Investment. Any agent involved in the offer or sale of the Offered Debt Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by MCN Investment to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Debt Securities may be sold directly by MCN Investment to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, MCN Investment will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from MCN Investment at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements with MCN Investment and MCN to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for MCN Investment or MCN in the ordinary course of business.

     The Debt Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Debt Securities.

                                MCN CORPORATION
                  INDEX TO CONSOLIDATING FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Consolidating Statements of Financial Position.......................................   F-2
Consolidating Statements of Income...................................................   F-8
Condensed Consolidating Statements of Cash Flows.....................................   F-15

     The following unaudited consolidating financial statements present the financial position, results of operations and cash flows of MCN Investment, MichCon, and MCN and other subsidiaries, and the eliminations necessary to arrive at the information for MCN on a consolidated basis. The other MCN subsidiaries represent Citizens Gas Fuel Company, Blue Lake Holdings, Inc. and MCN Michigan Limited Partnership. MCN has determined that separate financial statements and other disclosures concerning MCN Investment are not material to investors.

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF FINANCIAL POSITION
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                    JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $     44      $  10,826     $   33,588        $      --         $   44,458
  Accounts receivable.............................       3,789         67,528        143,676           (7,379)           207,614
    Less: allowance for doubtful accounts.........          83            420         20,537               --             21,040
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................       3,706         67,108        123,139           (7,379)           186,574
  Accrued unbilled revenue........................         163             --         14,356               --             14,519
  Gas in inventory................................          --         36,122         51,427               --             87,549
  Property taxes assessed to applicable future
    periods.......................................          53          1,527         31,537               --             33,117
  Gas receivable..................................          --         17,162          4,198               --             21,360
  Other...........................................       2,066          6,677         20,831              (24)            29,550
                                                      --------      ---------     ----------         --------         ----------
                                                         6,032        139,422        279,076           (7,403)           417,127
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     758,095         38,972         20,247         (748,943)            68,371
  Deferred postretirement benefit cost............         761             --         16,853               --             17,614
  Other...........................................      12,170         75,025         60,573            1,316            149,084
                                                      --------      ---------     ----------         --------         ----------
                                                       771,026        113,997         97,673         (747,627)           235,069
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      25,047        489,746      2,257,745               --          2,772,538
  Less -- Accumulated depreciation and
    depletion.....................................       8,902         45,510      1,113,687               --          1,168,099
                                                      --------      ---------     ----------         --------         ----------
                                                        16,145        444,236      1,144,058               --          1,604,439
                                                      --------      ---------     ----------         --------         ----------
                                                      $793,203      $ 697,655     $1,520,807        $(755,030)        $2,256,635
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    977      $  70,771     $   84,779        $  (6,087)        $  150,440
  Notes payable...................................          --         69,368          1,875               --             71,243
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         486          2,697          3,904               --              7,087
  Gas inventory equalization......................          --              3         36,605               --             36,608
  Federal income, property and other taxes
    payable.......................................        (148)         8,646         69,850               --             78,348
  Refunds payable to customers....................          --             --          1,258               --              1,258
  Customer deposits...............................          17             --         10,013               --             10,030
  Other...........................................       2,975         12,098         41,679               (4)            56,748
                                                      --------      ---------     ----------         --------         ----------
                                                         4,307        163,583        249,963           (6,091)           411,762
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............        (395)        39,285         61,609               --            100,499
  Unamortized investment tax credit...............         375             --         37,366               --             37,741
  Tax benefits amortizable to customers...........         169             --        112,470               --            112,639
  Accrued postretirement benefit cost.............       1,990            950         11,119               --             14,059
  Minority interest...............................          --         18,237             --               --             18,237
  Other...........................................      15,555         23,353         61,585               --            100,493
                                                      --------      ---------     ----------         --------         ----------
                                                        17,694         81,825        284,149               --            383,668
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         424        189,473        516,328               --            706,225
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................     100,000             --             --               --            100,000
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         660              5         10,300          (10,305)               660
  Additional paid-in capital......................     447,188        223,711        211,777         (443,615)           439,061
  Retained earnings...............................     223,472         39,058        248,290         (295,019)           215,801
  Unearned compensation and ESOP benefit..........        (542)            --             --               --               (542)
                                                      --------      ---------     ----------         --------         ----------
                                                       670,778        262,774        470,367         (748,939)           654,980
                                                      --------      ---------     ----------         --------         ----------
                                                      $793,203      $ 697,655     $1,520,807        $(755,030)        $2,256,635
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                   MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................    $    102      $   5,729     $    6,933        $      --         $   12,764
  Accounts receivable.............................       4,692         78,489        214,758           (8,688)           289,251
    Less: allowance for doubtful accounts.........          81            820         20,816             (500)            21,217
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................       4,611         77,669        193,942           (8,188)           268,034
  Accrued unbilled revenue........................         791             --         59,532               --             60,323
  Gas in inventory................................          --         30,366         28,911               --             59,277
  Property taxes assessed applicable to future
    periods.......................................         111             --         41,850            2,003             43,964
  Gas receivable..................................          --         22,779          5,626               --             28,405
  Other...........................................       1,671          8,161         18,888           (2,003)            26,717
                                                      --------      ---------     ----------         --------         ----------
                                                         7,286        144,704        355,682           (8,188)           499,484
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     765,963         42,205         20,535         (764,501)            64,202
  Deferred postretirement benefit cost............         772             --         19,095               --             19,867
  Other...........................................      12,806         77,444         51,057              229            141,536
                                                      --------      ---------     ----------         --------         ----------
                                                       779,541        119,649         90,687         (764,272)           225,605
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      24,035        433,682      2,214,163               --          2,671,880
  Less -- Accumulated depreciation and
    depletion.....................................       8,531         38,870      1,092,497               --          1,139,898
                                                      --------      ---------     ----------         --------         ----------
                                                        15,504        394,812      1,121,666               --          1,531,982
                                                      --------      ---------     ----------         --------         ----------
                                                      $802,331      $ 659,165     $1,568,035        $(772,460)        $2,257,071
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    880      $  51,750     $   69,487        $  (7,955)        $  114,162
  Notes payable...................................          --         64,350         79,681               --            144,031
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         485          2,313          3,873               --              6,671
  Gas inventory equalization......................           2             --         67,806               --             67,808
  Federal income, property and other taxes
    payable.......................................       1,171            837         84,533               --             86,541
  Refunds payable to customers....................           1             --          5,759               --              5,760
  Customer deposits...............................          18             --         10,467               --             10,485
  Other...........................................       3,549          4,373         53,373               (4)            61,291
                                                      --------      ---------     ----------         --------         ----------
                                                         6,106        123,623        374,979           (7,959)           496,749
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............        (184)        40,574         61,308               --            101,698
  Unamortized investment tax credit...............         383             --         37,830               --             38,213
  Tax benefits amortizable to customers...........         165             --        113,179               --            113,344
  Accrued postretirement benefit cost.............       2,694             --          6,596               --              9,290
  Minority interest...............................          --         18,478             --               --             18,478
  Other...........................................      14,086         42,075         59,416               --            115,577
                                                      --------      ---------     ----------         --------         ----------
                                                        17,144        101,127        278,329               --            396,600
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         474        152,749        447,858               --            601,081
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................     100,000             --             --               --            100,000
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDER'S EQUITY
  Common Stock....................................         658              5         10,300          (10,305)               658
  Additional paid-in capital......................     443,296        248,367        204,777         (461,964)           434,476
  Retained earnings...............................     235,283         33,294        251,792         (292,232)           228,137
  Unearned compensation and ESOP benefit..........        (630)            --             --               --               (630)
                                                      --------      ---------     ----------         --------         ----------
                                                       678,607        281,666        466,869         (764,501)           662,641
                                                      --------      ---------     ----------         --------         ----------
                                                      $802,331      $ 659,165     $1,568,035        $(772,460)        $2,257,071
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                  DECEMBER 31, 1994
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $     29      $  10,213     $    1,305        $      --         $   11,547
  Accounts receivable.............................       2,754         84,657        150,302           (7,454)           230,259
    Less: allowance for doubtful accounts.........          71            708         15,322               --             16,101
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................       2,683         83,949        134,980           (7,454)           214,158
  Accrued unbilled revenue........................         820             --         82,233               --             83,053
  Gas in inventory................................          --         53,806         77,843               --            131,649
  Property taxes assessed applicable to future
    periods.......................................       2,565             --         52,163               --             54,728
  Gas receivable..................................          --         16,925          4,144               --             21,069
  Other...........................................         927          7,421         18,958               --             27,306
                                                      --------      ---------     ----------         --------         ----------
                                                         7,024        172,314        371,626           (7,454)           543,510
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     615,131         42,613         20,791         (614,030)            64,505
  Deferred postretirement benefit cost............         783             --         19,887               --             20,670
  Other...........................................      10,060         70,491         42,044              906            123,501
                                                      --------      ---------     ----------         --------         ----------
                                                       625,974        113,104         82,722         (613,124)           208,676
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      23,028        392,647      2,189,150               --          2,604,825
  Less -- Accumulated depreciation and
    depletion.....................................       8,192         32,607      1,071,588               --          1,112,387
                                                      --------      ---------     ----------         --------         ----------
                                                        14,836        360,040      1,117,562               --          1,492,438
                                                      --------      ---------     ----------         --------         ----------
                                                      $647,834      $ 645,458     $1,571,910        $(620,578)        $2,244,624
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    712      $  67,963     $   80,671        $  (6,699)        $  142,647
  Notes payable...................................          --         60,350        168,457               --            228,807
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................        (179)         3,273          4,225               --              7,319
  Federal income, property and other taxes
    payable.......................................        (751)         1,917         85,806               --             86,972
  Refunds payable to customers....................           1             --         19,559               --             19,560
  Customer deposits...............................          18             --         11,563               --             11,581
  Other...........................................       4,588         12,558         50,670               (7)            67,809
                                                      --------      ---------     ----------         --------         ----------
                                                         4,389        146,061        420,951           (6,706)           564,695
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............          41         40,889         52,396               --             93,326
  Unamortized investment tax credit...............         390             --         38,294               --             38,684
  Tax benefits amortizable to customers...........         161             --        114,906               --            115,067
  Accrued postretirement benefit cost.............       1,830            723         23,507               --             26,060
  Minority interest...............................          --         18,670             --               --             18,670
  Other...........................................      11,773         23,641         53,076               --             88,490
                                                      --------      ---------     ----------         --------         ----------
                                                        14,195         83,923        282,179               --            380,297
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................       1,139        236,051        448,329               --            685,519
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................     100,000             --          2,618               --            102,618
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         598              5         10,300          (10,305)               598
  Additional paid-in capital......................     341,680        151,025        204,777         (365,911)           331,571
  Retained earnings...............................     186,369         28,393        202,756         (237,656)           179,862
  Unearned compensation and ESOP benefit..........        (536)            --             --               --               (536)
                                                      --------      ---------     ----------         --------         ----------
                                                       528,111        179,423        417,833         (613,872)           511,495
                                                      --------      ---------     ----------         --------         ----------
                                                      $647,834      $ 645,458     $1,571,910        $(620,578)        $2,244,624
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                    JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $    254      $   8,796     $    2,207        $     (50)        $   11,207
  Accounts receivable.............................       5,924         73,144        187,584          (11,083)           255,569
    Less: allowance for doubtful accounts.........          84            939         24,671               --             25,694
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................       5,840         72,205        162,913          (11,083)           229,875
  Accrued unbilled revenue........................         123             --         18,582               --             18,705
  Gas in inventory................................          --         37,906         26,733               (1)            64,638
  Property taxes assessed applicable to future
    periods.......................................          28            296         28,246               --             28,570
  Gas receivable..................................          71          3,459         10,155               --             13,685
  Other...........................................       1,270          9,512         16,103            1,486             28,371
                                                      --------      ---------     ----------         --------         ----------
                                                         7,586        132,174        264,939           (9,648)           395,051
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     530,933         40,880         18,263         (529,750)            60,326
  Deferred postretirement benefit cost............         583             --         24,144               --             24,727
  Other...........................................       6,314         42,601         38,110              808             87,833
                                                      --------      ---------     ----------         --------         ----------
                                                       537,830         83,481         80,517         (528,942)           172,886
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      22,529        281,116      2,129,144               --          2,432,789
  Less -- Accumulated depreciation and
    depletion.....................................       8,259         24,213      1,063,128               --          1,095,600
                                                      --------      ---------     ----------         --------         ----------
                                                        14,270        256,903      1,066,016               --          1,337,189
                                                      --------      ---------     ----------         --------         ----------
                                                      $559,686      $ 472,558     $1,411,472        $(538,590)        $1,905,126
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    797      $  61,140     $   91,278        $ (10,852)        $  142,363
  Notes payable...................................          --         50,000         57,327               --            107,327
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         110          5,660          4,167               --              9,937
  Gas inventory equalization......................          --             --         34,156               --             34,156
  Federal income, property and other taxes
    payable.......................................       3,010          6,462         76,591               --             86,063
  Refunds payable to customers....................           1             --         18,664               --             18,665
  Customer deposits...............................          18             --         10,090               --             10,108
  Other...........................................       1,990          6,297         48,242            1,984             58,513
                                                      --------      ---------     ----------         --------         ----------
                                                         5,926        129,559        340,515           (8,868)           467,132
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............      (1,170)        27,810         46,573               --             73,213
  Unamortized investment tax credit...............         405             --         39,224               --             39,629
  Tax benefits amortizable to customers...........         591             --        125,153               --            125,744
  Accrued postretirement benefit cost.............       1,408            533         16,681               --             18,622
  Minority interest...............................          --         18,516             --               --             18,516
  Other...........................................      11,712         19,087         48,774               --             79,573
                                                      --------      ---------     ----------         --------         ----------
                                                        12,946         65,946        276,405               --            355,297
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         910        183,801        370,353               --            555,064
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................          --             --          2,618               --              2,618
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         594              5         10,300          (10,305)               594
  Additional paid-in capital......................     334,059         73,345        204,777         (287,732)           324,449
  Retained earnings...............................     206,027         19,902        206,504         (231,685)           200,748
  Unearned compensation and ESOP benefit..........        (776)            --             --               --               (776)
                                                      --------      ---------     ----------         --------         ----------
                                                       539,904         93,252        421,581         (529,722)           525,015
                                                      --------      ---------     ----------         --------         ----------
                                                      $559,686      $ 472,558     $1,411,472        $(538,590)        $1,905,126
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                   MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................    $    966      $  18,776     $    5,064        $    (890)        $   23,916
  Accounts receivable.............................       5,686         76,430        283,220           (9,572)           355,764
    Less: allowance for doubtful accounts.........          83            804         28,743               --             29,630
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................       5,603         75,626        254,477           (9,572)           326,134
  Accrued unbilled revenue........................         731             --         83,201               --             83,932
  Gas in inventory................................          --          5,684          9,904               (9)            15,579
  Property taxes assessed applicable to future
    periods.......................................         662             --         39,427               --             40,089
  Gas receivable..................................          --          7,287         10,413             (512)            17,188
  Other...........................................         368          7,464         17,469           (1,981)            23,320
                                                      --------      ---------     ----------         --------         ----------
                                                         8,330        114,837        419,955          (12,964)           530,158
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     537,412         41,015         19,236         (537,122)            60,541
  Deferred postretirement benefit cost............         549             --         24,857               --             25,406
  Other...........................................       8,615         36,368         38,750              (30)            83,703
                                                      --------      ---------     ----------         --------         ----------
                                                       546,576         77,383         82,843         (537,152)           169,650
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      21,074        197,040      2,102,404               --          2,320,518
  Less -- Accumulated depreciation and
    depletion.....................................       7,933         18,479      1,044,006               --          1,070,418
                                                      --------      ---------     ----------         --------         ----------
                                                        13,141        178,561      1,058,398               --          1,250,100
                                                      --------      ---------     ----------         --------         ----------
                                                      $568,047      $ 370,781     $1,561,196        $(550,116)        $1,949,908
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $  3,043      $  64,511     $   90,753        $  (9,900)        $  148,407
  Notes payable...................................          --            890        105,043             (890)           105,043
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         110          1,760          4,139               --              6,009
  Gas inventory equalization......................         532             --        108,623               --            109,155
  Federal income, property and other taxes
    payable.......................................       1,454            891         94,049               --             96,394
  Refunds payable to customers....................           1             --         11,119               --             11,120
  Customer deposits...............................          20             --         10,920               --             10,940
  Other...........................................       3,063          2,794         69,837           (2,204)            73,490
                                                      --------      ---------     ----------         --------         ----------
                                                         8,223         70,846        494,483          (12,994)           560,558
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............      (1,053)        28,730         45,029               --             72,706
  Unamortized investment tax credit...............         412             --         39,689               --             40,101
  Tax benefits amortizable to customers...........         668             --        127,611               --            128,279
  Accrued postretirement benefit cost.............       1,635             --          9,544               --             11,179
  Minority interest...............................          --         18,185             --               --             18,185
  Other...........................................      10,447         12,057         48,489               --             70,993
                                                      --------      ---------     ----------         --------         ----------
                                                        12,109         58,972        270,362               --            341,443
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         960        143,240        370,461               --            514,661
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................          --             --          2,618               --              2,618
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDER'S EQUITY
  Common Stock....................................         591              5         10,300          (10,305)               591
  Additional paid-in capital......................     330,578         83,041        204,777         (297,489)           320,907
  Retained earnings...............................     216,470         14,677        208,195         (229,328)           210,014
  Unearned compensation and ESOP benefit..........        (884)            --             --               --               (884)
                                                      --------      ---------     ----------         --------         ----------
                                                       546,755         97,723        423,272         (537,122)           530,628
                                                      --------      ---------     ----------         --------         ----------
                                                      $568,047      $ 370,781     $1,561,196        $(550,116)        $1,949,908
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONCLUDED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                  DECEMBER 31, 1993
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $ 18,441      $  10,013     $    2,423        $ (18,403)        $   12,474
  Accounts receivable.............................      10,558         77,840        182,435          (14,323)           256,510
    Less: allowance for doubtful accounts.........          71            729         18,776               --             19,576
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................      10,487         77,111        163,659          (14,323)           236,934
  Accrued unbilled revenue........................       1,111             --        100,216               --            101,327
  Gas in inventory................................          --         10,826         35,099              (30)            45,895
  Property taxes assessed applicable to future
    periods.......................................          79             --         49,860              770             50,709
  Gas receivable..................................          --          3,168          7,791           (3,010)             7,949
  Other...........................................         529          7,924         17,448            1,482             27,383
                                                      --------      ---------     ----------         --------         ----------
                                                        30,647        109,042        376,496          (33,514)           482,671
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     529,581         40,876         18,784         (528,713)            60,528
  Deferred postretirement benefit cost............         422             --         25,190               --             25,612
  Other...........................................       4,115         42,181         28,143            2,062             76,501
                                                      --------      ---------     ----------         --------         ----------
                                                       534,118         83,057         72,117         (526,651)           162,641
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      20,844        179,169      2,084,516               --          2,284,529
  Less -- Accumulated depreciation and
    depletion.....................................       7,628         16,304      1,024,009               --          1,047,941
                                                      --------      ---------     ----------         --------         ----------
                                                        13,216        162,865      1,060,507               --          1,236,588
                                                      --------      ---------     ----------         --------         ----------
                                                      $577,981      $ 354,964     $1,509,120        $(560,165)        $1,881,900
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $  4,222      $  44,630     $   92,751        $ (11,545)        $  130,058
  Notes payable...................................       1,709         38,403        260,304          (20,112)           280,304
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         108          1,760          4,112               --              5,980
  Federal income, property and other taxes
    payable.......................................       2,159          1,088         60,543               --             63,790
  Refunds payable to customers....................           1             --         10,793               --             10,794
  Customer deposits...............................          22             --         13,249               --             13,271
  Other...........................................       2,160          9,004         67,275             (293)            78,146
                                                      --------      ---------     ----------         --------         ----------
                                                        10,381         94,885        509,027          (31,950)           582,343
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............         670         29,134         46,827           (1,418)            75,213
  Unamortized investment tax credit...............         420             --         40,151               --             40,571
  Tax benefits amortizable to customers...........         670             --        127,413               --            128,083
  Accrued postretirement benefit cost.............       1,137            110          2,145               --              3,392
  Minority interest...............................          --         18,357             --               --             18,357
  Other...........................................       6,688         15,331         41,315               --             63,334
                                                      --------      ---------     ----------         --------         ----------
                                                         9,585         62,932        257,851           (1,418)           328,950
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................      72,862         51,120        370,839               --            494,821
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................          --             --          5,618               --              5,618
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         590              5         10,300          (10,305)               590
  Additional paid-in capital......................     326,775        134,446        203,616         (347,720)           317,117
  Retained earnings...............................     158,916         11,576        151,869         (168,772)           153,589
  Unearned compensation and ESOP benefit..........      (1,128)            --             --               --             (1,128)
                                                      --------      ---------     ----------         --------         ----------
                                                       485,153        146,027        365,785         (526,797)           470,168
                                                      --------      ---------     ----------         --------         ----------
                                                      $577,981      $ 354,964     $1,509,120        $(560,165)        $1,881,900
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                       CONSOLIDATING STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          THREE MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  2,505      $ 101,192     $  184,968        $  (5,541)        $  283,124
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       1,155         53,002         72,030           (1,207)           124,980
  Operation and maintenance.......................        (195)        31,831         72,674           (4,334)            99,976
  Depreciation, depletion and amortization........         432          6,861         22,730               --             30,023
  Property and other taxes........................         293          1,962         14,187               --             16,442
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       1,685         93,656        181,621           (5,541)           271,421
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................         820          7,536          3,347               --             11,703
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................       3,022            404            152           (2,755)               823
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................          28            296          1,061              149              1,534
  Interest on long-term debt......................         (22)        (1,381)        (8,431)              --             (9,834)
  Other interest expense..........................          (2)          (903)          (679)              (1)            (1,585)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (2,397)            (2,397)
  Minority interest...............................          --           (605)            --                1               (604)
  Other...........................................       1,591           (214)          (841)            (152)               384
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........       1,595         (2,807)        (8,890)          (2,400)           (12,502)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................       5,437          5,133         (5,391)          (5,155)                24
INCOME TAX PROVISION (BENEFIT)....................         286           (631)        (1,943)              --             (2,288)
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................       5,151          5,764         (3,448)          (5,155)             2,312
DIVIDENDS ON PREFERRED SECURITIES.................       2,343             --             54           (2,397)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $  2,808      $   5,764     $   (3,502)       $  (2,758)        $    2,312
                                                      ========      =========     ==========         ========         ==========

                                                                           SIX MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  8,481      $ 230,867     $  606,780        $ (15,036)        $  831,092
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       3,883        131,126        282,167           (3,901)           413,275
  Operation and maintenance.......................      (1,868)        67,305        150,003          (11,135)           204,305
  Depreciation, depletion and amortization........         812         13,343         44,881               --             59,036
  Property and other taxes........................         769          3,806         30,689               --             35,264
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       3,596        215,580        507,740          (15,036)           711,880
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       4,885         15,287         99,040               --            119,212
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      64,491          1,064            376          (63,864)             2,067
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         150            878          1,999              320              3,347
  Interest on long-term debt......................         (43)        (4,426)       (16,684)              --            (21,153)
  Other interest expense..........................         (24)        (2,034)        (3,651)              --             (5,709)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (4,815)            (4,815)
  Minority interest...............................          --         (1,169)            --                1             (1,168)
  Other...........................................       1,591           (387)        (1,579)            (322)              (697)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........       1,674         (7,138)       (19,915)          (4,816)           (30,195)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      71,050          9,213         79,501          (68,680)            91,084
INCOME TAX PROVISION (BENEFIT)....................       1,295         (1,452)        27,339               --             27,182
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      69,755         10,665         52,162          (68,680)            63,902
DIVIDENDS ON PREFERRED SECURITIES.................       4,687             --            128           (4,815)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 65,068      $  10,665     $   52,034        $ (63,865)        $   63,902
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          TWELVE MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 14,030      $ 448,614     $1,012,245        $ (27,321)        $1,447,568
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       6,467        267,278        450,352           (6,187)           717,910
  Operation and maintenance.......................      (3,450)       124,072        308,279          (21,189)           407,712
  Depreciation, depletion and amortization........       1,499         22,730         86,528               --            110,757
  Property and other taxes........................       1,166          6,819         55,075               --             63,060
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       5,682        420,899        900,234          (27,376)         1,299,439
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       8,348         27,715        112,011               55            148,129
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      71,133          2,677            592          (69,834)             4,568
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         202          2,111          4,013              320              6,646
  Interest on long-term debt......................        (127)       (10,446)       (31,526)              --            (42,099)
  Other interest expense..........................         (87)        (3,264)        (9,075)              --            (12,426)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (6,582)            (6,582)
  Minority interest...............................          --         (2,580)            --                1             (2,579)
  Other...........................................         306            196         (5,038)            (261)            (4,797)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........         294        (13,983)       (41,626)          (6,522)           (61,837)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      79,775         16,409         70,977          (76,301)            90,860
INCOME TAX PROVISION (BENEFIT)....................       2,086         (2,747)        22,333              117             21,789
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      77,689         19,156         48,644          (76,418)            69,071
DIVIDENDS ON PREFERRED SECURITIES.................       6,224             --            358           (6,582)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 71,465      $  19,156     $   48,286        $ (69,836)        $   69,071
                                                      ========      =========     ==========         ========         ==========

                                                                          THREE MONTHS ENDED MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  5,976      $ 129,675     $  421,812        $  (9,495)        $  547,968
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       2,728         78,124        210,137           (2,694)           288,295
  Operation and maintenance.......................      (1,673)        35,474         77,329           (6,801)           104,329
  Depreciation, depletion and amortization........         380          6,482         22,151               --             29,013
  Property and other taxes........................         476          1,844         16,502               --             18,822
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       1,911        121,924        326,119           (9,495)           440,459
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       4,065          7,751         95,693               --            107,509
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      61,469            660            224          (61,109)             1,244
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         122            582            938              171              1,813
  Interest on long-term debt......................         (21)        (3,045)        (8,253)              --            (11,319)
  Other interest expense..........................         (22)        (1,131)        (2,972)               1             (4,124)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (2,418)            (2,418)
  Minority interest...............................          --           (564)            --               --               (564)
  Other...........................................          --           (173)          (738)            (170)            (1,081)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........          79         (4,331)       (11,025)          (2,416)           (17,693)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      65,613          4,080         84,892          (63,525)            91,060
INCOME TAX PROVISION (BENEFIT)....................       1,009           (821)        29,282               --             29,470
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      64,604          4,901         55,610          (63,525)            61,590
DIVIDENDS ON PREFERRED SECURITIES.................       2,344             --             74           (2,418)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 62,260      $   4,901     $   55,536        $ (61,107)        $   61,590
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                         TWELVE MONTHS ENDED MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 13,890      $ 451,430     $  999,134        $ (27,443)        $1,437,011
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       6,550        279,607        439,440           (5,883)           719,714
  Operation and maintenance.......................      (2,846)       116,822        304,294          (21,615)           396,655
  Depreciation, depletion and amortization........       1,397         21,993         85,191               --            108,581
  Property and other taxes........................       1,278          6,346         55,951               --             63,575
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       6,379        424,768        884,876          (27,498)         1,288,525
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       7,511         26,662        114,258               55            148,486
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      73,292          3,499            831          (71,687)             5,935
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         231          2,421          3,610              167              6,429
  Interest on long-term debt......................        (128)       (11,605)       (29,660)              --            (41,393)
  Other interest expense..........................        (132)        (2,488)        (9,826)               7            (12,439)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (4,300)            (4,300)
  Minority interest...............................          --         (2,682)            --               --             (2,682)
  Other...........................................      (1,348)           294         (4,750)            (228)            (6,032)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,377)       (14,060)       (40,626)          (4,354)           (60,417)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      79,426         16,101         74,463          (75,986)            94,004
INCOME TAX PROVISION (BENEFIT)....................       2,337         (2,516)        23,947               --             23,768
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      77,089         18,617         50,516          (75,986)            70,236
DIVIDENDS ON PREFERRED SECURITIES.................       3,881             --            419           (4,300)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 73,208      $  18,617     $   50,097        $ (71,686)        $   70,236
                                                      ========      =========     ==========         ========         ==========

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 14,401      $ 445,361     $1,111,678        $ (25,640)        $1,545,800
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       7,230        293,285        529,426           (6,505)           823,436
  Operation and maintenance.......................        (691)       105,531        313,575          (19,190)           399,225
  Depreciation, depletion and amortization........       1,314         18,076         84,230               --            103,620
  Property and other taxes........................       1,244          5,615         58,129               --             64,988
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       9,097        422,507        985,360          (25,695)         1,391,269
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       5,304         22,854        126,318               55            154,531
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      81,547          3,332          1,043          (79,633)             6,289
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         587          2,333          4,064             (491)             6,493
  Interest on long-term debt......................        (590)        (9,675)       (27,948)              --            (38,213)
  Other interest expense..........................        (152)        (1,981)        (9,093)             491            (10,735)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (2,018)            (2,018)
  Minority interest...............................          --         (2,879)            --               --             (2,879)
  Other...........................................      (1,376)           468         (4,677)             (56)            (5,641)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,531)       (11,734)       (37,654)          (2,074)           (52,993)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      85,320         14,452         89,707          (81,652)           107,827
INCOME TAX PROVISION (BENEFIT)....................       2,585         (2,365)        29,839               --             30,059
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      82,735         16,817         59,868          (81,652)            77,768
DIVIDENDS ON PREFERRED SECURITIES.................       1,537             --            481           (2,018)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 81,198      $  16,817     $   59,387        $ (79,634)        $   77,768
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          THREE MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  2,365      $ 104,008     $  171,857        $  (5,663)        $  272,567
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       1,238         65,331         61,118             (903)           126,784
  Operation and maintenance.......................         409         24,581         68,689           (4,760)            88,919
  Depreciation, depletion and amortization........         330          6,124         21,393               --             27,847
  Property and other taxes........................         405          1,489         15,063               --             16,957
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       2,382         97,525        166,263           (5,663)           260,507
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................         (17)         6,483          5,594               --             12,060
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................       5,181          1,226            391           (4,608)             2,190
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................          57            606            658               (4)             1,317
  Interest on long-term debt......................         (23)        (2,540)        (6,565)              --             (9,128)
  Other interest expense..........................         (47)          (127)        (1,430)               6             (1,598)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (115)              (115)
  Minority interest...............................          --           (707)            --               --               (707)
  Other...........................................         (63)          (116)          (553)            (119)              (851)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........         (76)        (2,884)        (7,890)            (232)           (11,082)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................       5,088          4,825         (1,905)          (4,840)             3,168
INCOME TAX PROVISION (BENEFIT)....................         537           (400)          (329)            (117)              (309)
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................       4,551          5,225         (1,576)          (4,723)             3,477
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            115             (115)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $  4,551      $   5,225     $   (1,691)       $  (4,608)        $    3,477
                                                      ========      =========     ==========         ========         ==========

                                                                           SIX MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  8,852      $ 227,614     $  706,213        $ (13,355)        $  929,324
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       4,646        157,133        361,241           (4,219)           518,801
  Operation and maintenance.......................         891         48,764        155,299           (9,136)           195,818
  Depreciation, depletion and amortization........         627          8,689         42,583               --             51,899
  Property and other taxes........................         847          2,602         33,743               --             37,192
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       7,011        217,188        592,866          (13,355)           803,710
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       1,841         10,426        113,347               --            125,614
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      74,905          1,719            827          (73,663)             3,788
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         535          1,100          2,050             (491)             3,194
  Interest on long-term debt......................        (506)        (3,655)       (13,106)              --            (17,267)
  Other interest expense..........................         (89)          (751)        (3,669)             491             (4,018)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (251)              (251)
  Minority interest...............................          --         (1,468)            --               --             (1,468)
  Other...........................................         (91)          (115)        (1,218)            (117)            (1,541)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........        (151)        (4,889)       (15,943)            (368)           (21,351)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      76,595          7,256         98,231          (74,031)           108,051
INCOME TAX PROVISION (BENEFIT)....................       1,794         (1,070)        34,845             (117)            35,452
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      74,801          8,326         63,386          (73,914)            72,599
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            251             (251)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 74,801      $   8,326     $   63,135        $ (73,663)        $   72,599
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          TWELVE MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 15,496      $ 407,577     $1,162,019        $ (25,256)        $1,559,836
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       8,428        272,199        589,576           (6,989)           863,214
  Operation and maintenance.......................         120         95,714        287,947          (18,267)           365,514
  Depreciation, depletion and amortization........       1,174         12,213         79,383               --             92,770
  Property and other taxes........................       1,345          4,199         60,832               96             66,472
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      11,067        384,325      1,017,738          (25,160)         1,387,970
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       4,429         23,252        144,281              (96)           171,866
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      94,993          2,929          1,798          (92,205)             7,515
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................       1,260          1,801          3,478           (1,191)             5,348
  Interest on long-term debt......................        (250)        (5,556)       (25,949)              --            (31,755)
  Other interest expense..........................      (1,657)        (1,829)        (8,195)           1,210            (10,471)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (604)              (604)
  Minority interest...............................          --         (3,211)            --               --             (3,211)
  Other...........................................        (531)           364         (6,323)             (41)            (6,531)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,178)        (8,431)       (36,989)            (626)           (47,224)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      98,244         17,750        109,090          (92,927)           132,157
INCOME TAX PROVISION (BENEFIT)....................       3,807          1,071         37,989             (117)            42,750
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      94,437         16,679         71,101          (92,810)            89,407
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            604             (604)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 94,437      $  16,679     $   70,497        $ (92,206)        $   89,407
                                                      ========      =========     ==========         ========         ==========

                                                                          THREE MONTHS ENDED MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  6,487      $ 123,606     $  534,356        $  (7,692)        $  656,757
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       3,408         91,802        300,123           (3,316)           392,017
  Operation and maintenance.......................         482         24,183         86,610           (4,376)           106,899
  Depreciation, depletion and amortization........         297          2,565         21,190               --             24,052
  Property and other taxes........................         442          1,113         18,680               --             20,235
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       4,629        119,663        426,603           (7,692)           543,203
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       1,858          3,943        107,753               --            113,554
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      69,724            493            436          (69,055)             1,598
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         478            494          1,392             (487)             1,877
  Interest on long-term debt......................        (483)        (1,115)        (6,541)              --             (8,139)
  Other interest expense..........................         (42)          (624)        (2,239)             485             (2,420)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (136)              (136)
  Minority interest...............................          --           (761)            --               --               (761)
  Other...........................................         (28)             1           (665)               2               (690)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........         (75)        (2,005)        (8,053)            (136)           (10,269)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      71,507          2,431        100,136          (69,191)           104,883
INCOME TAX PROVISION (BENEFIT)....................       1,257           (670)        35,174               --             35,761
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      70,250          3,101         64,962          (69,191)            69,122
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            136             (136)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 70,250      $   3,101     $   64,826        $ (69,055)        $   69,122
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                         TWELVE MONTHS ENDED MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 16,421      $ 363,264     $1,233,590        $ (36,212)        $1,577,063
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       9,413        247,208        662,388          (18,871)           900,138
  Operation and maintenance.......................         779         88,470        287,202          (17,341)           359,110
  Depreciation, depletion and amortization........       1,035          7,810         76,590               --             85,435
  Property and other taxes........................       1,231          3,470         60,783               96             65,580
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      12,458        346,958      1,086,963          (36,116)         1,410,263
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       3,963         16,306        146,627              (96)           166,800
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      95,094          2,872          2,300          (91,725)             8,541
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................       1,466          1,323          4,710           (1,420)             6,079
  Interest on long-term debt......................        (489)        (3,668)       (25,748)              --            (29,905)
  Other interest expense..........................      (1,624)        (1,941)        (8,116)           1,421            (10,260)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (666)              (666)
  Minority interest...............................          --         (3,336)            --               38             (3,298)
  Other...........................................        (510)           504         (5,534)            (225)            (5,765)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,157)        (7,118)       (34,688)            (852)           (43,815)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      97,900         12,060        114,239          (92,673)           131,526
INCOME TAX PROVISION (BENEFIT)....................       3,892            677         39,089               --             43,658
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      94,008         11,383         75,150          (92,673)            87,868
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            666             (666)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 94,008      $  11,383     $   74,484        $ (92,007)        $   87,868
                                                      ========      =========     ==========         ========         ==========

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1993
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 16,155      $ 290,792     $1,223,515        $ (50,808)        $1,479,654
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       9,314        185,733        685,679          (33,993)           846,733
  Operation and maintenance.......................       1,445         79,900        280,182          (16,815)           344,712
  Depreciation, depletion and amortization........         923          6,857         73,866               --             81,646
  Property and other taxes........................       1,131          3,273         58,177               96             62,677
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      12,813        275,763      1,097,904          (50,712)         1,335,768
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       3,342         15,029        125,611              (96)           143,886
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      78,892          2,704          1,826          (75,712)             7,710
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................       1,100            968          4,205           (1,086)             5,187
  Interest on long-term debt......................        (102)        (3,093)       (25,594)              --            (28,789)
  Other interest expense..........................      (1,697)        (1,371)        (7,961)           1,090             (9,939)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (727)              (727)
  Minority interest...............................          --         (3,331)            --               47             (3,284)
  Other...........................................        (519)           612         (4,772)            (634)            (5,313)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,218)        (6,215)       (34,122)          (1,310)           (42,865)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      81,016         11,518         93,315          (77,118)           108,731
INCOME TAX PROVISION (BENEFIT)....................       3,060          1,942         30,939               --             35,941
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      77,956          9,576         62,376          (77,118)            72,790
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            727             (727)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 77,956      $   9,576     $   61,649        $ (76,391)        $   72,790
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONCLUDED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1992
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 15,313      $ 116,930     $1,357,785        $ (42,776)        $1,447,252
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       8,664         30,210        833,805          (27,145)           845,534
  Operation and maintenance.......................       4,199         60,814        287,867          (15,631)           337,249
  Depreciation, depletion and amortization........         614          6,047         69,773               --             76,434
  Property and other taxes........................         693          3,144         58,705               --             62,542
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      14,170        100,215      1,250,150          (42,776)         1,321,759
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       1,143         16,715        107,635               --            125,493
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      57,385         (1,150)          (728)         (56,260)              (753)
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         651          1,025          6,278           (1,716)             6,238
  Interest on long-term debt......................        (701)        (2,189)       (27,927)              14            (30,803)
  Other interest expense..........................      (1,545)          (152)        (8,044)           1,670             (8,071)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (973)              (973)
  Minority interest...............................          --         (3,626)            --                6             (3,620)
  Other...........................................        (159)           444           (599)          (1,000)            (1,314)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,754)        (4,498)       (30,292)          (1,999)           (38,543)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      56,774         11,067         76,615          (58,259)            86,197
INCOME TAX PROVISION (BENEFIT)....................        (504)         3,789         25,794               --             29,079
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      57,278          7,278         50,821          (58,259)            57,118
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            973             (973)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 57,278      $   7,278     $   49,848        $ (57,286)        $   57,118
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                           SIX MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 17,064      $  59,143     $  207,842        $ (14,521)        $  269,528
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --          9,018       (166,582)              --           (157,564)
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (1,999)        72,686          7,000          (77,687)                --
  Common stock dividends paid.....................     (27,963)            --         (6,500)           6,500            (27,963)
  Preferred securities dividends paid.............      (4,688)            --           (169)           4,857                 --
  Issuance of common stock........................     107,569             --             --               --            107,569
  Issuance of long-term debt......................          --             --         68,764               --             68,764
  Revolving credit facility -- net................          --        (45,000)            --               --            (45,000)
  Retirement of long-term debt and preferred
    securities....................................        (247)        (1,174)        (3,763)              --             (5,184)
  Other...........................................          --           (707)            --               --               (707)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................      72,672         34,823       (101,250)         (66,330)           (60,085)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (2,169)       (99,330)       (75,891)              --           (177,390)
  Investment in joint ventures and subsidiaries...     (87,462)        (3,245)            --           79,686            (11,021)
  Sale of investment in joint ventures............          --         10,803             --               --             10,803
  Other...........................................         (90)        (1,581)         1,582            1,165              1,076
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (89,721)       (93,353)       (74,309)          80,851           (176,532)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........          15            613         32,283               --             32,911
CASH AND CASH EQUIVALENTS, JANUARY 1..............          29         10,213          1,305               --             11,547
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, JUNE 30................    $     44      $  10,826     $   33,588        $      --         $   44,458
                                                      ========      =========     ==========         ========         ==========

                                                                          THREE MONTHS ENDED MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 12,556      $  18,599     $  132,530        $ (12,339)        $  151,346
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --          2,722        (88,776)              (1)           (86,055)
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (1,289)        97,342             --          (96,053)                --
  Common stock dividends paid.....................     (13,315)            --         (6,500)           6,500            (13,315)
  Preferred securities dividends paid.............      (2,344)            --           (115)           2,459                 --
  Issuance of common stock........................     102,964             --             --               --            102,964
  Revolving credit facility -- net................          --        (80,000)            --               --            (80,000)
  Retirement of long-term debt and preferred
    securities....................................          --         (1,200)        (3,471)              --             (4,671)
  Other...........................................          --           (671)            --               --               (671)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................      86,016         18,193        (98,862)         (87,095)           (81,748)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (1,102)       (45,457)       (28,209)              --            (74,768)
  Investment in joint ventures and subsidiaries...     (97,342)        (2,111)          (167)          98,060             (1,560)
  Sale of investment in joint ventures............          --          7,628             --               --              7,628
  Other...........................................         (55)        (1,336)           336            1,374                319
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (98,499)       (41,276)       (28,040)          99,434            (68,381)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................          73         (4,484)         5,628               --              1,217
CASH AND CASH EQUIVALENTS, JANUARY 1..............          29         10,213          1,305               --             11,547
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, MARCH 31...............    $    102      $   5,729     $    6,933        $      --         $   12,764
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
          CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1994
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 20,865      $  (7,677)    $  174,168        $ (12,374)        $  174,982
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --         40,350        (91,847)              --            (51,497)
  Notes payable -- affiliate, net.................      (1,428)       (18,403)            --           19,831                 --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (1,816)        16,579             --          (14,763)                --
  Common stock dividends paid.....................     (51,492)            --         (8,500)           8,500            (51,492)
  Preferred securities dividends paid.............      (1,536)            --           (522)           2,058                 --
  Issuance of common stock........................      15,390             --             --               --             15,390
  Issuance of preferred securities................      96,329             --             --               --             96,329
  Issuance of long-term debt......................          --             --         78,620               --             78,620
  Revolving credit facility -- net................     (71,900)       182,000             --               --            110,100
  Retirement of long-term debt and preferred
    securities....................................        (110)        (2,748)        (4,809)              --             (7,667)
  Other...........................................      (2,335)        (1,028)         1,161               --             (2,202)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................     (18,898)       216,750        (25,897)          15,626            187,581
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (3,312)      (207,304)      (145,421)              --           (356,037)
  Investment in joint ventures and subsidiaries...     (16,579)        (3,856)        (1,992)          16,580             (5,847)
  Repayments of advances from joint ventures......          --          1,428             --           (1,428)                --
  Other...........................................        (488)           859         (1,976)              (1)            (1,606)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (20,379)      (208,873)      (149,389)          15,151           (363,490)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................     (18,412)           200         (1,118)          18,403               (927)
CASH AND CASH EQUIVALENTS, JANUARY 1..............      18,441         10,013          2,423          (18,403)            12,474
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, DECEMBER 31............    $     29      $  10,213     $    1,305        $      --         $   11,547
                                                      ========      =========     ==========         ========         ==========

                                                                           SIX MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES               $ 18,378      $  15,549     $  265,096        $ (11,363)        $  287,660
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --         33,900       (202,977)              --           (169,077)
  Notes payable -- affiliate, net.................          50        (18,403)            --           18,353                 --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (2,571)       (61,101)         1,161           62,511                 --
  Common stock dividends paid.....................     (25,438)            --         (8,500)           8,500            (25,438)
  Preferred securities dividends paid.............          --             --           (292)             292                 --
  Issuance of common stock........................       7,354             --             --               --              7,354
  Revolving credit facility -- net................     (71,900)       132,000             --               --             60,100
  Retirement of long-term debt and preferred
    securities....................................         (50)        (1,195)        (3,472)              --             (4,717)
  Other...........................................        (261)          (828)            --               --             (1,089)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................     (92,816)        84,373       (214,080)          89,656           (132,867)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (1,633)      (100,169)       (49,927)              --           (151,729)
  Investment in joint ventures and subsidiaries...      (1,103)        (2,339)            --            1,161             (2,281)
  Return of investment in joint ventures..........      61,101             --             --          (61,101)                --
  Other...........................................      (2,114)         1,369         (1,305)              --             (2,050)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) INVESTING
        ACTIVITIES................................      56,251       (101,139)       (51,232)         (59,940)          (156,060)
                                                      --------      ---------     ----------         --------         ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.........     (18,187)        (1,217)          (216)          18,353             (1,267)
CASH AND CASH EQUIVALENTS, JANUARY 1..............      18,441         10,013          2,423          (18,403)            12,474
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, JUNE 30................    $    254      $   8,796     $    2,207        $     (50)        $   11,207
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
          CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          THREE MONTHS ENDED MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 15,344      $  24,474     $  189,452        $ (11,582)        $  217,688
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --        (20,000)      (155,261)              --           (175,261)
  Notes payable -- affiliate, net.................      (1,193)       (17,513)            --           18,706
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....          --        (51,405)         1,161           50,244                 --
  Common stock dividends paid.....................     (12,697)            --         (8,500)           8,500            (12,697)
  Preferred securities dividends paid.............          --             --           (177)             177                 --
  Issuance of common stock........................       3,885             --             --               --              3,885
  Revolving credit facility -- net................     (71,900)        93,000             --               --             21,100
  Retirement of long-term debt and preferred
    securities....................................          --           (880)        (3,372)              --             (4,252)
  Other...........................................         (93)          (694)            --               --               (787)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................     (81,998)         2,508       (166,149)          77,627           (168,012)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (1,048)       (17,447)       (20,156)              --            (38,651)
  Investment in joint ventures and subsidiaries...      50,244         (1,996)           (18)         (50,244)            (2,014)
  Return of investment in joint venture...........          --            318             --            2,905              3,223
  Repayments of advances from joint ventures......          --          1,193             --           (1,193)                --
  Other...........................................         (17)          (287)          (488)              --               (792)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) INVESTING
        ACTIVITIES................................      49,179        (18,219)       (20,662)         (48,532)           (38,234)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................     (17,475)         8,763          2,641           17,513             11,442
CASH AND CASH EQUIVALENTS, JANUARY 1..............      18,441         10,013          2,423          (18,403)            12,474
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, MARCH 31...............    $    966      $  18,776     $    5,064        $    (890)        $   23,916
                                                      ========      =========     ==========         ========         ==========

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1993
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 85,320      $ (10,850)    $  146,363        $(110,717)        $  110,116
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --         20,000         19,083            5,898             44,981
  Notes payable -- affiliate, net.................      (8,679)        13,211             --           (4,532)                --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....       2,019         92,684             --          (94,703)                --
  Common stock dividends paid.....................     (49,527)        (5,900)       (75,000)          80,900            (49,527)
  Preferred securities dividends paid.............          --             --           (768)             768                 --
  Issuance of common stock........................      11,432             --             --               --             11,432
  Issuance of long-term debt......................          --             --        118,129               --            118,129
  Revolving credit facility -- net................      71,900             --             --               --             71,900
  Retirement of long-term debt and preferred
    securities....................................      (1,920)        (1,852)       (84,160)              --            (87,932)
  Other...........................................       1,101         (1,294)            --               --               (193)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................      26,326        116,849        (22,716)         (11,669)           108,790
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (3,608)       (63,924)      (141,279)              --           (208,811)
  Investment in joint ventures and subsidiaries...     (94,703)        (3,655)        (2,802)          94,703             (6,457)
  Sale (acquisition) of investment in joint
    ventures......................................          --        (42,284)        19,898           22,386                 --
  Repayments from (advances to) joint ventures....       5,898         (1,581)            --           (4,317)                --
  Other...........................................        (996)        (2,486)           981            1,471             (1,030)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (93,409)      (113,930)      (123,202)         114,243           (216,298)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................      18,237         (7,931)           445           (8,143)             2,608
CASH AND CASH EQUIVALENTS, JANUARY 1..............         204         17,944          1,978          (10,260)             9,866
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, DECEMBER 31............    $ 18,441      $  10,013     $    2,423        $ (18,403)        $   12,474
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
          CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (CONCLUDED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1992
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $    735      $  25,873     $   51,871        $   3,742         $   82,221
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --             --         60,831           (5,898)            54,933
  Notes payable -- affiliate, net.................      10,260         (6,532)            --           (3,728)                --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....       7,637          6,260         25,000          (38,897)                --
  Common stock dividends paid.....................     (44,940)            --             --               --            (44,940)
  Preferred securities dividends paid.............          --             --         (1,014)           1,014                 --
  Issuance of common stock........................      70,285             --             --               --             70,285
  Issuance of long-term debt......................          --         30,000        118,724               --            148,724
  Revolving credit facility -- net................      (4,650)            --             --               --             (4,650)
  Retirement of long-term debt and preferred
    securities....................................      (1,986)        (1,938)      (115,542)              --           (119,466)
  Other...........................................         739         (1,696)            --               --               (957)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM FINANCING
        ACTIVITIES................................      37,345         26,094         87,999          (47,509)           103,929
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................        (708)       (37,023)      (128,849)          (4,729)          (171,309)
  Investment in joint ventures and subsidiaries...     (32,582)        (3,819)       (12,505)          38,870            (10,036)
  Repayments from (advances to) joint ventures....         771           (137)         2,436             (634)             2,436
  Other...........................................      (5,489)         1,760         (1,876)              --             (5,605)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (38,008)       (39,219)      (140,794)          33,507           (184,514)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................          72         12,748           (924)         (10,260)             1,636
CASH AND CASH EQUIVALENTS, JANUARY 1..............         132          5,196          2,902               --              8,230
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, DECEMBER 31............    $    204      $  17,944     $    1,978        $ (10,260)        $    9,866
                                                      ========      =========     ==========         ========         ==========

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MCN, THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MCN OR THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Use of Proceeds.......................   S-3
Description of the Offered Notes......   S-3
Certain United States Federal Income
  Tax Considerations..................  S-14
Plan of Distribution..................  S-17

                PROSPECTUS

Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
MCN Corporation.......................     3
MCN Investment Corporation............     3
Ratio of Earnings to Fixed Charges....     4
Use of Proceeds.......................     4
Description of Debt Securities........     4
Support Agreement.....................    11
Validity of Securities................    12
Experts...............................    12
Plan of Distribution..................    12
MCN Corporation Index to Consolidating
  Financial Statements................   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $200,000,000

                                 MCN INVESTMENT
                                  CORPORATION

                               MEDIUM-TERM NOTES,
                                    SERIES A

                            ENTITLED TO THE BENEFITS
                             OF A SUPPORT AGREEMENT
                                       BY

                                   [MCN LOGO]
                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------
                              MERRILL LYNCH & CO.

                               SMITH BARNEY INC.
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                             FIRST CHICAGO CAPITAL
                                 MARKETS, INC.
                               NOVEMBER 17, 1995

------------------------------------------------------
------------------------------------------------------